Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK TO CREATE NEW FRANCHISE OPPORTUNITY

Minneapolis, MN (October 13,  2005)  —  Winmark Corporation (Nasdaq: WINA) announced today the launch of a new franchise system, Wirth Business Credit™.  Franchisees of Wirth Business Credit will serve small businesses in their local markets offering equipment financing for business essential equipment.

John L. Morgan, Chairman and Chief Executive Officer, commented on Wirth Business Credit saying, “With the launch of Wirth Business Credit, we combine a long history in franchising with our experience in equipment leasing.  Wirth Business Credit Franchisees will be providing financial products to small business owners across the United States.  Selling and servicing a customer whose needs are better served by one small business owner to another is the goal of Wirth Business Credit™.  We will begin our advertising campaign to recruit qualified Franchisees starting this month in the Wall Street Journal and information is available on our web site www.wirthbusinesscredit.com.”

Winmark Corporation franchises retail stores under the brand names Play It Again Sports®, Once Upon A Child®, Plato’s Closet® and Music Go Round® and provides financial and business services under the brand names Winmark Capital Corporation™, Wirth Business Credit™, Inc. and Winmark Business Solutions™, Inc.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements relating to the strategy of franchising aspects of small-ticket leasing business.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.